Exhibit 10.37

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED
WAREHOUSING CREDIT AND SECURITY AGREEMENT

This First Amendment to Third Amended and Restated Warehousing Credit and Security Agreement (this “Amendment”), is entered into effective as of the 28th day of April, 2003, by and among SIRVA MORTGAGE, INC., an Ohio corporation f/k/a Cooperative Mortgage Services, Inc. (“Company”), WASHINGTON MUTUAL BANK, FA, a federal association, successor by merger to BANK UNITED, in its capacity as one of the Lenders and Agent for the Lenders (“Agent”) and the lenders (“Lenders”) party to the Warehouse Agreement, as defined below.

Section 1.                                            Recitals. Company, Agent, and Lenders have entered into that certain Third Amended and Restated Warehousing Credit and Security Agreement dated September 30, 2002, (the “Warehouse Agreement”) for the purposes and consideration therein expressed, pursuant to which Lenders have agreed to make loans to Company as therein provided. Company, Agent, and Lenders desire to amend the Warehouse Agreement to make certain modifications as more particularly set forth herein. Therefore, Company, Agent, and Lenders hereby agree as follows, intending to be legally bound:

Section 2.                                             Definitions and References. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms in the Warehouse Agreement shall have the same meanings whenever used in this Amendment.

Section 3.                                            Amendments. The Warehouse Agreement is hereby amended, as follows:

(a)                                  The following definition in Section 1.1 of the Warehouse Agreement is hereby amended as follows:

“Commitment” means the commitment of the Lenders to make Advances hereunder in an aggregate principal amount at any time outstanding that shall not exceed FIFTY-SIX MILLION AND NO/100 DOLLARS ($56,000,000.00) (“Aggregate Commitment Amount”), provided, however, that (a) on July 30, 2003, the Aggregate Commitment Amount shall be reduced to TWENTY-EIGHT MILLION AND NO/100 DOLLARS ($28,000,000.00) and (b) no Lender’s portion of such Advances may ever exceed its Commitment Amount.  The Commitment shall be composed of two tranches with the first tranche (“Tranche A Commitment”) being in the amount of $28,000,000.00 and having a Termination Date occurring on July 30, 2003 and the second tranche (“Tranche B Commitment”) being in the amount of $28,000,000.00 and having a Termination Date occurring on July 31, 2004. In addition to the foregoing, (x) the Aggregate Commiment Amount shall increase from its original amount of $56,000,000.00 to $71,000,000.00 for the period commencing on April 28, 2003 through and including June 28, 2003 and then decrease to $56,000,000.00 from June 29, 2003 until the Termination Date and (b) the Tranche A Commitment of Washington Mutual Bank, FA shall increase from its original amount of $17,500,000.00 to $32,500,000.00 for the period commencing on April 28, 2003 through and including June 28, 2003 and then decrease to $17,500,000.00 from June 29, 2003 until the Termination Date.

(b)                                 Exhibit “O” to the Warehouse Agreement is deleted in its entirety and Exhibit “O” to this Amendment is given in substitution and replacement thereof.

Section 4.                                            Representations and Release of Claims.    Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict or otherwise affect the Obligations of Company as evidenced by the Loan Documents.  Company hereby acknowledges, agrees, and represents that (i) Company is indebted to Lenders pursuant to the terms of the Notes; (ii) the liens, security interests and assignments created and evidenced by the Loan Documents are, respectively, first, prior, valid and subsisting liens, security interests and assignments against the Collateral and secure all indebtedness and obligations of Company to Lenders under the Notes, the Warehouse Agreement, all other Loan Documents, as modified herein; (iii) all of the representations and warranties contained in the Warehouse Agreement and all instruments and documents executed pursuant thereto or contemplated thereby are true and correct in all material respects on and as of this date; (iv) there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Loan Documents, and the other obligations created or evidenced by the Loan Documents; (v) Company has no claims, offsets, defenses or counterclaims arising from any of the Agent’s or Lenders’ acts or omissions with respect to the Loan Documents, or the Agent’s or Lenders’ performance under the Loan Documents; (vi) the representations and warranties contained in the Loan Documents are trueand correct representations and warranties of Company, as of the date hereof; and (vii) Company is not in default and no event has occurred which, with the passage of time, giving of notice, or both, would constitute a default by Company of Company’s obligations under the terms and provisions of the Loan Documents.  In consideration of the modification of Loan Documents, all as herein provided, and the other benefits received by Company hereunder, Company hereby RELEASES, RELINQUISHES and forever DISCHARGES Agent, each Lender, their respective predecessors, successors, assigns, shareholders, principals, parents, subsidiaries, agents, officers, directors, employees, attorneys and representatives (collectively, the “Lender Released Parties”), of and from any and all claims, demands, actions and causes of action of any and every kind or character, whether known or unknown, present or future, which Company has, or may have against Lender Released Parties, arising out of or with respect to any and all transactions relating to the Warehouse Agreement, the Notes, and the other Loan Documents occurring prior to the date hereof, including any other loss, expense and/or detriment, of any kind or character, growing out of or in any way connected with or in any way resulting from the acts, actions or omissions of the Lender Released Parties, and including any loss, cost or damage in connection with any breach of fiduciary duty, breach of any duty of fair dealing, breach of competence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of the Racketeer Influence and Corrupt Organizations Act, intentional or negligent infliction of emotional or mental distress, tortious interference with corporate governance or prospective business advantage, tortious interference with contractual relations, breach of contract, deceptive trade practices, libel, slander, conspiracy, the charging, contracting for, taking, reserving, collecting or receiving of interest in excess of the highest lawful rate applicable to the Loan Documents (i.e., usury), any violations of federal or state law, any violations of federal or state banking rules, laws or regulations, including, but not limited to, any violations of Regulation B, Equal Credit Opportunity, bank tying act claims, any violation of the Texas Free Enterprise Antitrust Act or any violation of federal antitrust acts.

Section 5.                                            Severability. In the event any one or more provisions contained in the Warehouse Agreement or this Amendment should be held to be invalid, illegal or unenforceable in any respect, the validity, enforceability and legality of the remaining provisions contained herein and therein shall not be affected in any way or impaired thereby and shall be enforceable in accordance with their respective terms.

Section 6.                                            Fees and Expenses. In consideration of Lenders’ agreement to enter into this Amendment, Company shall pay to the Agent on behalf of the Lenders (to be shared in their respective Commitment Percentages) an amendment fee in the amount of $3,000.00, which fee shall be due and payable upon the execution and delivery of this Amendment. Company agrees to pay all out-of-pocket costs and expenses (including reasonable attorney’s fees and expenses) of the Agent and the Lenders in connection with the preparation, operation, administration and enforcement of this Amendment.

Section 7.                                            Ratification of Agreements. (a) Except as amended hereby, Company ratifies and confirms that the Warehouse Agreement and all other Loan Documents are and remain in full force and effect in accordance with their respective terms and that all Collateral is unimpaired by this Amendment and secures the payment and performance of all indebtedness and obligations of Company under the Notes, the Warehouse Agreement, and all other Loan Documents, as modified hereby. Company shall execute and deliver a new Note to each Lender in the amount of its new Commitment Amount.

(b)                               The undersigned officer of the Company executing this Amendment represents and warrants that he has full power and authority to execute and deliver this Amendment on behalf of the Company this Amendment, that such execution and delivery has been duly authorized by all necessary corporate action of Company, and represents and warrants that the resolutions and affidavits previously delivered to Agent, in connection with the execution and delivery of the Warehouse Agreement, are and remain in full force and effect and have not been altered, amended or repealed in anywise.

(c)                                Any reference to the Warehouse Agreement in any Loan Document shall be deemed to be references to the Warehouse Agreement as amended hereby.  Any reference in this Amendment and the other Loan Documents to the Notes shall be deemed to be references to the new Notes executed and delivered by the Company in connection herewith.

Section 8.                                            Authority. The undersigned officer of the Company executing this Amendment represents and warrants that he has full power and authority to execute and deliver this Amendment on behalf of the Company this Amendment, that such execution and delivery has been duly authorized by all necessary corporate action of Company, and represents and warrants that the resolutions and affidavits previously delivered to Agent, in connection with the execution and delivery of the Warehouse Agreement, are and remain in full force and effect and have not been altered, amended or repealed in anywise.

Section 9.                                            No Waiver. Company agrees that no Event of Default and no Default has been waived or remedied by the execution of this Amendment by Agent and Lenders, and any such Default or Event of Default heretofore arising and currently continuing shall continue after the execution and delivery hereof.

Section 10.                                      Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and, to the extent applicable, by federal law.

Section 11.                                      Counterparts and Gender. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Each gender used herein shall include and apply to all genders, including the neuter.

Section 12.                                      NO ORAL AGREEMENTS. THIS AMENDMENT, THE WAREHOUSE AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS, AS MODIFIED AND AMENDED HEREBY, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

EXECUTED this 16th day of June, 2003.

COMPANY:

SIRVA MORTGAGE, INC.,
an Ohio corporation f/k/a
COOPERATIVE MORTGAGE SERVICES, INC.

By:	/s/ Paul Klemme
PAUL KLEMME, President

Notice Address:

SIRVA MORTGAGE, INC
Attn: Attn: Paul Klemme, President
6070 Parkland Boulevard
Mayfield Heights, Ohio 44124
Fax No.: (440) 646-1835

WASHINGTON MUTUAL BANK, F.A., successor
by merger to BANK UNITED, as Agent and a
Lender

By:	/s/ Ben Culver
Name:	BEN CULVER
Title:	VP

Notice Address:

Attn: Michael D. McAuley, Managing Director
Mortgage Banker Finance
3200 Southwest Freeway, Suite 1922
Houston, Texas 77027
Facsimile: (713) 543-4292

NATIONAL CITY BANK OF KENTUCKY, as
Documentation Agent and a Lender

By:	/s/ Mary Jo Reiss
Name:	Mary Jo Reiss
Title:	Vice President

Notice Address:

NATIONAL CITY BANK OF KENTUCKY
Attn: Mary Jo Reiss, Vice President,
Mortgage Banking
421 West Market Street
Louisville, Kentucky 40202
Fax: (502) 581.4154

EXHIBIT “O”

LENDERS, AGGREGATE COMMITMENT AMOUNT,
AND COMMITMENT AMOUNT

		COMMITMENT AMOUNT
NAME OF LENDER		Prior to July 30, 2003		On and After July 31, 2003
Washington Mutual Bank, FA 3200 Southwest Freeway, Suite 1922 Houston, Texas 77027	Tranche A Commitment:	$17,500,000.00; provided, however, for the period commencing on April 28, 2003 through and including June 28, 2003, the Commitment Amount shall not exceed $32,500,000.00		-0-

	Tranche B Commitment:		$17,500,000.00	$17,500,000.00

National City Bank of Kentucky 101 South Fifth Street, T06K Louisville, Kentucky 40202	Tranche A Commitment: Tranche B Commitment:	$ $	10,500,000.00 10,500,000.00	$-0- 10,500,000.00

Aggregate Commitment Amount		$56,000,000.00; provided, however, for the period commencing on April 28, 2003 through and including June 28, 2003, the total Commitment Amount shall not exceed $71,000,000.00		$28,000,000.00

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